SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

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     14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          The Ziegler Companies, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

          -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(THE ZIEGLER COMPANIES, INC. LOGO)

                                                                  March 26, 2001

215 North Main Street
West Bend, WI 53095-3317
Telephone: (262) 334-5521

To Our Shareholders,

I am pleased to invite you to attend the 2001 Annual Meeting of Shareholders of The Ziegler Companies, Inc. to be held on Tuesday, April 24, 2001 at 10:00 a.m. at the seventh floor conference center of the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin.

Whether or not you attend the Annual Meeting, I hope that you read this Proxy Statement carefully, and vote as soon as possible. Your vote as a shareholder is important.

Thank you for your participation and continued interest in the affairs of the Company.

Sincerely,

/s/John J. Mulherin

John J. Mulherin
President and Chief Executive Officer

                          THE ZIEGLER COMPANIES, INC.
                             215 NORTH MAIN STREET
                           WEST BEND, WISCONSIN 53095
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, APRIL 24, 2001

TO THE SHAREHOLDERS OF THE ZIEGLER COMPANIES, INC.

The Annual Meeting of shareholders of The Ziegler Companies, Inc. will be held on Tuesday, April 24, 2001 at 10:00 A.M. (Central Daylight Time) at the seventh floor conference center of the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin for the following purposes:

     1.   To elect two directors for a term of three years; and

     2. To transact any other business which may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on March 14, 2001 will be entitled to vote at the meeting and any adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to vote. If you plan to attend the meeting in person, and you are a shareholder whose shares are held in the name of a bank, securities firm or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     A PROXY CARD AND PROXY STATEMENT ARE ENCLOSED.  YOUR VOTE IS
     IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THIS MEETING, PLEASE FILL IN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN PROMPTLY. SHAREHOLDERS WHO EXECUTE PROXIES RETAIN THE RIGHT TO REVOKE THEM AT ANY TIME BEFORE THEY ARE VOTED.

A copy of the 2000 Annual Report to Shareholders and a Proxy Statement accompany this Notice.

                                          By Order of the Board of Directors,

                                          /s/S. Charles O'Meara

                                          S. Charles O'Meara
                                          Secretary

March 26, 2001
215 North Main Street
West Bend, Wisconsin 53095

                          THE ZIEGLER COMPANIES, INC.
                             215 NORTH MAIN STREET
                           WEST BEND, WISCONSIN 53095

                                                                  March 26, 2001

                                PROXY STATEMENT
          2001 ANNUAL MEETING OF SHAREHOLDERS, TUESDAY, APRIL 24, 2001

This Proxy Statement is being solicited on behalf of the Board of Directors of The Ziegler Companies, Inc. (the "Company") on or about March 23, 2001, for use at the 2001 Annual Meeting of the shareholders to be held at the seventh floor conference center of the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 A.M. (Central Daylight Time), on Tuesday, April 24, 2001 and at any adjournments of the meeting.

Each share of the Company's Common Stock, par value $1.00 ("Common Stock"), outstanding on the record date is entitled to one vote. Any person giving a proxy in the form accompanying this Proxy Statement may revoke it at any time before its exercise. The proxy may be revoked by filing a written statement of revocation with the transfer agent, Firstar Bank, N.A., or by attendance at the Annual Meeting and election to vote in person.

A majority of the votes entitled to be cast, represented in person or by proxy, constitutes a quorum for action on a matter at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

The Company will bear the entire cost of preparing, printing and mailing this Proxy Statement and accompanying proxy. Copies of solicitation material will be furnished to brokerage firms, fiduciaries and custodians to forward to beneficial owners of the Common Stock held in the names of such nominees.

Only shareholders of record on March 14, 2001 are entitled to vote at the meeting. As of that date, the Company's issued and outstanding voting securities consisted of 2,406,766 shares of Common Stock, each having one vote per share.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the persons who, as of March 1, 2001, were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The following information is based on reports on
Schedule 13D or 13G, as amended, filed with the Securities and Exchange Commission or other reliable information. To the best of the Company's knowledge, all shareholdings represent shares actually owned, and do not include shares which the designated person has the right to acquire.

                    NAME AND ADDRESS             AMOUNT AND NATURE     PERCENT
TITLE OF CLASS     OF BENEFICIAL OWNER        OF BENEFICIAL OWNERSHIP  OF CLASS
--------------     -------------------        -----------------------  --------
COMMON STOCK     Peter R. Kellogg(1)<F1>
                 120 Broadway
                 New York, New York                   420,227           17.4%

                 New West Investors, L.P.(2)<F2>
                 3380 Sugan Road
                 New Hope, Pennsylvania               239,400            9.9%

                 Marshall & Ilsley Corporation(3)<F3>
                 770 N. Water Street
                 Milwaukee, Wisconsin                 138,608            5.8%

(1)<F1> Mr. Peter R. Kellogg, Senior Managing Director, Spear, Leeds & Kellogg, 120 Broadway, New York, New York, beneficially owns an aggregate of 420,227 shares of the Company's Common Stock. Of those shares, 102,227 shares were owned by Mr. Kellogg personally, and 150,000 shares were owned by I.A.T. Reinsurance Syndicate, Ltd. ("IAT"), a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock.
        In addition, Mr. Kellogg may be deemed to be the indirect beneficial owner of 118,000 shares of Common Stock held by his wife, and 50,000 shares of Common Stock held by the Peter R. and Cynthia K. Kellogg Foundation, by virtue of his shared disposition and voting power. Mr. Kellogg is a nominee for director of the Company.
(2)<F2> Based on information filed by New West Investors, L.P. ("New West"), 3380 Sugan Road, New Hope, Pennsylvania, on Schedule 13D, as amended through Amendment 4 filed August 18, 1999, with the Securities and Exchange Commission. Mr. Gerald J. Gagner is the sole general partner of New West with voting and dispositive control over the securities held in New West's investment portfolio. Mr. Gagner may be considered to beneficially own the shares of Common Stock that are owned of record by New West. None of the limited partners of New West has any voting or dispositive control over such securities. According to Schedule 13D, as amended, filed by New West, the shares were purchased for investment purposes only. Mr. Gagner is a director of the Company.
(3)<F3> Based upon a Schedule 13G filed on February 14, 2001 by Marshall & Ilsley Corporation and includes bank trust beneficiaries and customers, including that of Marshall & Ilsley Trust Company. According to the
        Schedule 13G, Marshall & Ilsley Corporation has sole voting control over 1,000 shares, shared voting power over 55,820 shares, sole dispositive power over 1,266 shares and shared dispositive power over 137,342 shares.

The following table sets forth information concerning the shares of equity securities of the Company beneficially owned by (i) the executive officers of the Company named in the Summary Compensation Table, (ii) each director of the Company and each nominee for director of the Company and (iii) the directors, nominees and executives of the Company as a group, all as of March 1, 2001. Except as indicated below, no person owns in excess of 1% of the outstanding shares of any class of the Company's equity securities. Unless otherwise noted, each person has sole voting and investment power with respect to the number of shares indicated.

                                                           AMOUNT AND NATURE
                                                    OF BENEFICIAL OWNERSHIP(3) (4) (5) (6)     PERCENT
TITLE OF CLASS       NAME OF BENEFICIAL OWNER                             <F7><F8><F9><F10>    OF CLASS
--------------       ------------------------       -----------------------------------        --------
COMMON STOCK        Donald A. Carlson, Jr.                          10,169                          *<F4>
                    Gary P. Engle                                    5,500                          *<F4>
                    John C. Frueh                                    2,727                          *<F4>
                    Gerald J. Gagner(4)<F8>                        240,497                       9.9%
                    John R. Green                                    3,498                          *<F4>
                    Peter R. Kellogg(1)<F5>                        420,227                      17.4%
                    John J. Mulherin                                20,500                          *<F4>
                    S. Charles O'Meara(3)<F7>                       15,500                          *<F4>
                    Frank W. Siegel                                      0                          *<F4>
                    Bernard C. Ziegler III(2)<F6>                   39,600                       1.6%
                    Peter D. Ziegler(2)<F6>(3)<F7>                  31,397                       1.3%
                                                                   -------                      -----
All directors and
executive officers as a group (11 persons)              TOTAL      789,615                      32.8%

*<F4>     Less than 1% of the outstanding shares

(1)<F5> Shares shown include an aggregate of 318,000 shares of Common Stock to which Mr. Kellogg, a nominee for director, disclaims beneficial ownership.
(2)<F6> Shares shown include an aggregate of 24,012 shares of Common Stock which are held in trusts of which nominees and directors are trustees or in custodial accounts for minors as to which directors serve as custodians, in the amount indicated: Mr. Peter D. Ziegler (1,200) (custodian, sole voting and investment power) and (9,250) (co-trustee, shared voting and investment power); and Mr. Bernard C. Ziegler III (13,562) (co-trustee, shared voting and investment power). These directors disclaim beneficial ownership of these shares other than sole or shared voting and investment power as indicated.
(3)<F7> Includes shares of Common Stock which, as of March 1, 2001, were subject to outstanding stock options exercisable within 60 days or restricted stock for which restrictions lapse within 60 days as follows: Mr. O'Meara, 14,000 shares; Mr. Engle, 5,000 shares; and stock options for all directors and Named Officers as a group, 19,000 shares. The above amounts also include shares held in a deferred stock plan for the benefit of certain directors -- Mr. J.R. Green (2,397.16) and Mr. B.C. Ziegler III (2,397.16). Mr. O'Meara shares investment power with his spouse with respect to 100 of the shares listed above.
(4)<F8> Includes 239,400 shares owned by New West Investors, L.P., of which Mr. Gagner is the sole general partner with voting and dispositive control over the securities held in New West's investment portfolio.
(5)<F9> Except as otherwise indicated in the previous footnotes, all stock is directly held by such person.
(6)<F10> The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                             ELECTION OF DIRECTORS

In July 2000, Mr. Stephen A. Roell resigned from the Board of Directors. In February 2001, Mr. Peter D. Ziegler resigned from the Board of Directors. In addition, Mr. Frederick J. Wenzel will not stand for re-election under a Board policy relating to the age of directors. Mr. Ziegler has served on the Board since 1986, Mr. Wenzel since 1993, and Mr. Roell since 1996. The Company acknowledges and expresses its thanks to these individuals for the many years of devoted service they provided to the Company. On January 30, 2001, the Board of Directors amended the Company's Bylaws to reduce the size of the Board from ten to seven persons.

As a result of these actions, at the Annual Meeting, two members will be elected to serve for terms of three years or until their successors are elected. Mr. Peter R. Kellogg, whose present term as director expires at this Annual Meeting, and Mr. John R. Green, whose present term as director is set to expire at the 2003 annual meeting, are being nominated for re-election as directors for terms expiring in 2004. Mr. Green is resigning his current directorship and standing for re-election at this time, rather than at the 2003 annual meeting, to balance the number of directors in the Company's three classes of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. PETER R. KELLOGG AND JOHN
R. GREEN.

Directors are elected by a plurality of the votes cast by the Company's shareholders at a meeting at which a quorum is present. Page 2 of this Proxy Statement provides a fuller statement regarding the effect of shareholder voting at the Annual Meeting.

Biographical summaries of those nominees for director who presently sit on the Board of Directors, as well as for the other incumbent directors, are found below.

                             NOMINEES FOR ELECTION

  NAME, AGE, PRINCIPAL OCCUPATION                             DIRECTOR OF COMPANY OR A SUBSIDIARY
 AND PUBLIC DIRECTORSHIPS(1)<F11>                                  THEREOF CONTINUOUSLY SINCE
 --------------------------------                             ------------------------------------
CLASS OF 2001
(Nominees for term expiring 2004)

John R. Green, Age 56
   Partner, Green Manning & Bunch, Denver, Colorado,
   a private investment banking firm                                          1994

Peter R. Kellogg, Age 58
   Senior Managing Director, Spear, Leeds & Kellogg,
   a specialist firm on the New York Stock Exchange;
   Director, Nam Tai Electronics                                              1995

CLASS OF 2002
(Term will expire in 2002)

Bernard C. Ziegler III, Age 51
   President, Ziegler/Limbach, Inc., West Bend, Wisconsin,
   a business development and management firm.                                1993

Donald A. Carlson, Jr., Age 53
   Senior Managing Director - Capital Markets Group
   of the Company.                                                            1998

CLASS OF 2003
(Term will expire in 2003)

John C. Frueh, Age 66
   President, Aegis Group, Inc., Pittsburgh, Pennsylvania,
   a firm specializing in acquisition and management of
   manufacturing and distributing companies                                   1976

Gerald J. Gagner, Age 65
   General Partner, New West Investors L.P.
   Retired business executive and private investor;
   Director, LSB Industries, Inc.                                             2000

John J. Mulherin, Age 49(1)<F11>
   President and Chief Executive Officer of the
   Company, Inc. (since February 2000)                                        2000

(1)<F11> Each of the nominees and directors has been in his principal occupation for the past five years or longer with the following exception:

          Mr. Mulherin was chief administrative officer at Villanova Capital, the asset management group of Nationwide Insurance, from June 1999 to February 2000. Prior to joining Villanova Capital, Mr. Mulherin served as president of National Financial Correspondent Services Company, Boston, a clearing subsidiary of Fidelity Investments, and previous to that served as chief operating officer of Fidelity Investments Institutional Services Company, a mutual fund distribution and services organization.

                             EXECUTIVE COMPENSATION

The Summary Compensation Table on the following page discloses the compensation for the past three years of the two individuals who served as the Company's Chief Executive Officer during 2000 and four of the most highly compensated executive officers of the Company serving as such during 2000, and whose compensation exceeded $100,000 (the "Named Officers").

The tables on the following pages provide information concerning the granting and exercise of options during 2000 with respect to each of the Named Officers, and the fiscal year-end value of unexercised options held by each Named Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                        -------------------------------------------
                                          ANNUAL COMPENSATION                        AWARDS                PAYOUTS
                                 ------------------------------------   -------------------------------   ---------
                                                                                          SECURITIES
                                                                                          UNDERLYING      LONG-TERM
                                                                                        OPTIONS/STOCK     INCENTIVE
                                                         OTHER ANNUAL    RESTRICTED      APPRECIATION        PLAN      ALL OTHER
NAME AND                         SALARY                  COMPENSATION   STOCK AWARD         RIGHTS         PAYOUTS    COMPENSATION
PRINCIPAL POSITION       YEAR     ($)     BONUS(1)<F12>   ($)(2)<F13>   ($)(3)<F14>   (SAR'S)(#)(4)<F15>     ($)      ($)(5)<F16>
------------------       ----    ------   -------------  ------------   -----------   ------------------  ---------   -----------
J. J. Mulherin(6)<F17>   2000   229,397     400,000         435,495        79,500           23,500           None           808
President and Chief
Exec. Officer (since
February 2000)

P. D. Ziegler(6)<F17>
Former President         2000   131,250        None            None          None             None           None       106,563
and Chief Executive      1999   250,000     150,000            None          None             None           None        13,667
Officer (until           1998   200,000        None            None          None           15,000           None        13,906
February 2000)

Gary P. Engle(7)<F18>    2000   125,000      40,000            None          None            5,000           None         5,454
Senior Vice President,   1999    87,660      25,000            None          None            5,000           None           517
Chief Administrative
Officer and CFO

D. A. Carlson, Jr.       2000   161,982     250,000           1,439        25,795            5,000           None         8,870
Senior Managing          1999   161,982     568,525           1,682        35,097             None           None        15,466
Director-Capital         1998   161,982     228,570            None         2,739           15,000           None        19,183
Markets Group

S. Charles O'Meara       2000   123,000      60,000            None          None            5,000           None         5,995
Senior Vice President,   1999   123,000      50,000             841          None             None           None        10,982
General Counsel and      1998   117,000      27,500             739          None            7,500           None         9,405
Secretary

Frank W. Siegel(8)<F19>  2000    84,103      70,000          12,140          None           10,000           None           373
Senior Managing
Director-Wealth
Management Group

(1)<F12> Includes annual performance bonus and, if applicable, commissions. In addition, the fiscal 2000 numbers include a $300,000 signing bonus for Mr. Mulherin and a $50,000 signing bonus for Mr. Siegel. The amount reported for Mr. Carlson, Jr. in 2000 includes $30,000 of a deferred bonus which vests over three years.

(2)<F13> For fiscal year 2000, the amount disclosed for Mr. John J. Mulherin represents recruitment-related compensation of $202,995 in reimbursed moving expenses, and the value on the date of issuance of 15,000 shares of the Company's common stock issued to Mr. Mulherin on August 17, 2000 (valued at $15.50 each). The amount disclosed for Mr. Siegel in fiscal 2000 represents $12,140 in moving expenses. The remainder of the above amounts represents the value realized upon exercise of stock options.

(3)<F14> Under the terms of a Performance Stock Award Agreement dated August 17, 2000, Mr. Mulherin is eligible to be granted up to 15,000 shares of the Company's common stock in increments of 5,000 shares for each of the years 2000, 2001 and 2002 based on the achievement of annual performance goals established by the Company's Organization and Compensation Committee. 5,000 of these shares were granted to Mr. Mulherin on March 16, 2001 based upon the Company's satisfaction of the corporate financial goals identified by the Organization and Compensation Committee. The dollar value shown for these shares in the Summary Compensation Table, 5,000 of which are reported in fiscal 2000, is based on the closing price of $15.90 per share on the grant date (March 16, 2001). As of December 31, 2000, 10,000 of these shares remained available to be granted with a value of $165,000 based on a closing price of $16.50 on December 29, 2000. Mr. P. D. Ziegler received 4,000 shares of restricted stock in lieu of a cash bonus earned in 1997 and the entire amount was included in the disclosures relating to his 1997 compensation at the market value price of $19-1/2 per share on the date of the grant. The restricted stock vested over a three-year term. The restrictions lapsed due to the passage of time as to 1,333 shares in each of 1999 and 2000. By action of the Organization and Compensation Committee on October 18, 2000, the restrictions lapsed as to the remaining 1,334 shares. Donald A. Carlson, Jr. has been granted 8,669 shares of restricted stock under two separate plans, which shares have been included in the Summary Compensation Table as they vest valued at the stock price on the date of vesting. 8,000 shares of this total were granted on January 26, 1994, and vest at a rate of 20% of the total number of shares of restricted stock granted commencing on the first day after the fifth anniversary of the date of grant and continuing on the same date each year thereafter, such that all shares of restricted stock will be fully vested on the first day after the ninth anniversary of the date of grant. Under this vesting schedule, 1600 shares vested on January 27, 1999 and are reported in the Summary Compensation Table at their value on that date ($20.25 each) and 1600 shares vested on January 27, 2000 and are reported at their value on that date ($14.875 each). In addition, the Company granted Mr. Carlson 669 restricted shares on January 27, 1995, which shares vest at a rate of 20% of the total number of shares granted commencing on the first day after the first anniversary of the date of grant, and continuing on the same date each year thereafter until fully vested. Under this vesting and reporting schedule, 134 shares vested on January 28, 1996 (valued at $18.625 each), 134 shares vested on January 28, 1997 (valued at $18.375 each), 134 shares vested on January 28, 1998 (valued at $20.4375 each), 134 shares vested on January 28, 1999 (valued at $20.125 each), and the remaining 133 shares vested on January 28, 2000 (valued at $15.00 each). As of December 31, 2000, Mr. Carlson held 4800 shares of unvested restricted stock with a value of $79,200 based on a closing price of $16.50 on December 29, 2000. Dividends are paid on the unvested restricted stock held by Mr. Carlson.

(4)<F15> The awards noted in the column reflect awards granted under the Company's 1998 Stock Incentive Plan. In general, the 1998 Plan provides that the Organization and Compensation Committee may award stock options to full-time employees of the Company and its subsidiaries and directors of the Company in an effort to provide incentives to eligible participants in the 1998 Plan.

(5)<F16> In 2000, other compensation consisted of payments by B. C. Ziegler and Company under the Ziegler Growth Retirement Plan, a defined contribution qualified plan, with a 401(k) component (Mr. J.J. Mulherin, $0; Mr. P.D. Ziegler, $5,100; Mr. G.P. Engle, $4,500; Mr. D.A. Carlson, $5,100; Mr. S.C. O'Meara, $5,100; and Mr. F.W. Siegel, $0), premiums paid by the Company for term life insurance and long-term disability insurance (Mr. J.J. Mulherin, $808; Mr. P.D. Ziegler, $597; Mr. G.P. Engle, $954; Mr. D.A. Carlson, $1,049; Mr. S.C.
          O'Meara, $895; and Mr. F.W. Siegel, $373), and dividends received on account of restricted stock (Mr. J.J. Mulherin, $0; Mr. P.D. Ziegler, $866; Mr. D.A. Carlson, $2,721; and Mr. F.W. Siegel, $0). In addition, the fiscal 2000 amount for Mr. Ziegler includes a $100,000 severance payment, as described below in the "Report of the Organization and Compensation Committee on Executive Compensation."

(6)<F17> In February 2000, Mr. P.D. Ziegler resigned, and Mr. J.J. Mulherin assumed, the position of President and Chief Executive Officer of the Company. Messrs. P. D. Ziegler and B. C. Ziegler III (who are first cousins) and trust or custodian accounts as to which either Mr. P. D. Ziegler or Mr. B. C. Ziegler III serve as co-trustee or custodian collectively own beneficially 2.9% of the outstanding Common Stock of the Company.

(7)<F18> Mr. Engle became Senior Vice President and CFO of the Company on April 20, 1999, prior to which he had served as CFO of Firstar Trust & Investments, a division of Firstar Corporation since 1996. He presently serves in the capacities listed in the table.

(8)<F19> Mr. Siegel became employed by the Company as Senior Managing Director-Wealth Management Group in July 2000. From June 1998 until July 2000, Mr. Siegel was Senior Vice President of Fifth Third Bank, and from September 1993 until June 1998, he served as Senior Vice President of The Ohio Company, a brokerage and investment company. He presently serves in the capacities listed in the table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning stock option grants during the last fiscal year to the named executive officers. No stock appreciation rights ("SARs") were granted in fiscal 2000.

                                                    INDIVIDUAL GRANTS
                              -------------------------------------------------------------
                                              PERCENT                                               POTENTIAL REALIZABLE
                                              OF TOTAL                                                VALUE AT ASSUMED
                              NUMBER OF       OPTIONS/                                                ANNUAL RATES OF
                              SECURITIES        SARS                                                    STOCK PRICE
                              UNDERLYING     GRANTED TO      EXERCISE                                 APPRECIATION FOR
                               OPTIONS/      EMPLOYEES       OR BASE                                   OPTION TERM(3)
                                 SARS        IN FISCAL        PRICE             EXPIRATION         ---------------------
NAME                          GRANTED(#)    YEAR(1)<F20>      ($/SH)           DATE(2)<F21>         5%($)         10%($)
----                          ----------    ------------     --------          ------------         -----         ------
John J. Mulherin                23,500         11.2%          15.50              08/17/10          229,075        580,521
Peter D. Ziegler                     0            --             --                  --               --             --
Gary P. Engle                    5,000          2.4%          18.125             09/22/10          56,994         144,433
Donald A. Carlson, Jr.           5,000          2.4%          18.125             09/22/10          56,994         144,433
S. Charles O'Meara               5,000          2.4%          18.125             09/22/10          56,994         144,433
Frank W. Siegel                  5,000          2.4%          15.50              07/31/10          48,739         123,515
Frank W. Siegel                  5,000          2.4%          18.125             09/22/10          56,994         144,433

(1)<F20> Based on stock option grants for an aggregate of 209,100 shares made to all employees during the fiscal year ended December 31, 2000.
(2)<F21> Unless earlier terminated, options expire ten years from the date of grant and generally become exercisable as to one third of the shares granted on each anniversary of the grant date, with the options becoming fully exercisable three years after the date of grant; provided, however, that the stock options granted to Mr. Mulherin vest upon the expiration of seven years, or at an earlier date upon the achievement of the following performance goals: (i) one-third on the date on which the fair market value of the Company's common stock is not below $19.75 in any trade for 20 consecutive trading days; (ii) one-third on the date on which the fair market value of the Company's common stock is not below $24.00 in any trade for 20 consecutive trading days; and (iii) one-third on the date on which the fair market value of the Company's common stock is not below $28.25 in any trade for 20 consecutive trading days. See "Employment Agreement and Change in Control Arrangements" below for a discussion of vesting of these options upon a change in control of the Company.
(3)<F22> The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Common Stock price.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information for each of the named executive officers concerning options exercised during fiscal 2000 and the number and value of stock options outstanding at the end of the fiscal year. No SARs are outstanding.

                                                                  NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED                    IN-THE-MONEY
                                                                    OPTIONS/SARS AT                       OPTIONS/SARS AT
                                                                   FISCAL YEAR-END(#)               FISCAL YEAR-END($)(2)<F24>
                          SHARES ACQUIRED      VALUE      -----------------------------------   -----------------------------------
NAME                      ON EXERCISE (#)   REALIZED ($)  EXERCISABLE   UNEXERCISABLE(1)<F23>   EXERCISABLE   UNEXERCISABLE(1)<F23>
----                      ---------------   ------------  -----------   ---------------------   -----------   ---------------------
John J. Mulherin                 0               0             0                23,500               0               23,500
Peter D. Ziegler(3)<F25>         0               0             0                  0                  0                  0
Gary P. Engle                    0               0             0                10,000               0                  0
Donald A. Carlson, Jr.           0               0             0                20,000               0                  0
S. Charles O'Meara               0               0           13,750             12,500            14,000                0
Frank W. Siegel                  0               0             0                10,000               0                5,000

(1)<F23>  Represents unvested options at the end of fiscal 2000.
(2)<F24> Based on the $16.50 closing price of the Common Stock on the American Stock Exchange at the end of the fiscal year.
(3)<F25> As a result of his resignation in 2000, Mr. Ziegler forfeited 8,000 stock options granted on December 28, 1993 and 15,000 stock options granted on August 28, 1998.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

The Organization and Compensation Committee met four times in 2000, and twice in January 2001 to review compensation matters relating to operations in 2000. The Committee oversees the establishment and execution of the Company's compensation policies, reviews the performance of the Company's Chief Executive Officer, makes certain determinations under the Company's employee benefit plans, and makes recommendations to the Board of Directors about corporate governance matters. This report covers Committee actions which related to compensation matters.

In 2000, the Committee approved recruitment and employment arrangements related to the hiring of a new chief executive officer. The arrangements included: (i) a recruiting bonus of $300,000 and 15,000 shares of Company stock; (ii) salary of $300,000 per year (which Mr. Mulherin voluntarily reduced to $250,000 per year for nine months of 2000); (iii) an option to purchase 23,500 shares of Company stock at a price of $15.50 per share for a term of ten years with vesting after seven years, with earlier vesting based on increases in the market value of the Company's stock; (iv) a contingent incentive award of up to 5,000 shares of Company stock in each of years 2000, 2001 and 2002, based on performance criteria set by the Committee; and (v) a "change in control" agreement, under which Mr. Mulherin would be entitled to employment for three years following any change in control of the Company, under substantially the same conditions of employment existing before the change in control. In addition, by separate letter agreement, the Company agreed that if the Company terminates Mr. Mulherin's employment without cause before the third anniversary of his date of hire, Mr. Mulherin will be entitled to continued payment of his annual base salary for the remainder of the original three-year employment term. The recruiting incentives were considered by the Committee as reasonable and necessary to attract a qualified candidate for the CEO position. Despite the fact that it represents a departure from any past practice of the Company, the change in control agreement was considered appropriate by the Committee in order to assure that Mr. Mulherin would act independently in the interest of the shareholders if the Company were a prospective party to a change in control transaction at some time in the future.

Section 162(m) of the Internal Revenue Code limits tax deductions for executive compensation to $1 million, unless certain requirements are met. It is the Company's policy to take reasonable steps to obtain the corporate tax deduction by qualifying for the exemptions from limitation of such deductibility under
Section 162(m ) to the extent possible.

Peter Ziegler served as CEO of the Company at the beginning of 2000, and resigned that position as of February 14, 2000. He served as Board Chairman and held other duties until July 31, 2000 when he resigned from his Board Chairman position and employment with the Company. He was paid $131,250 for his services in 2000, and at the time of his resignation in July, was vested in 1,334 shares of previously awarded Company stock, and is provided health insurance benefits pending his acceptance of other employment. Mr. Ziegler was also paid a severance amount of $100,000 in January 2001.

During the first quarter of 2000, management of the Company engaged a compensation consultant, William M. Mercer, Incorporated, to advise it on its compensation practices. Mercer made recommendations to the Committee in September 2000, and the Committee accepted the recommendations as the basis for the Company's compensation policies. Mercer conducted a comprehensive assessment of the Company's business, its employees and their respective functions, and assigned compensation ranges to all employees other than commission-based brokers and investment bankers. The consultant then developed a program of supervisory evaluation and performance review, together with a short term annual bonus plan and long term incentive stock option plan. The Mercer study is intended, in part, to bring executive compensation levels in line with the compensation range for a comparable group of companies, and to instill a "pay for performance" philosophy to incentive compensation awards.
The long term stock option plan was implemented in September 2000 by the Committee's aggregate award of approximately 150,000 options to purchase Company stock, for a term of 10 years at a price of $18.125, to substantially all full-time employees of the Company. The options are nontransferable, and subject to forfeiture upon termination of employment. The Committee believes that the option grant will encourage employees to focus on the long term growth of the Company's business.

The Committee met on January 18, 2001 and January 30, 2001 to review 2000 year-end compensation matters. In 2000, management undertook strategic planning, refocusing and restructuring, resulting in some shift of emphasis in the Company's lines of business. This process also resulted in a significant degree of executive turnover. In light of the Company's financial loss in 2000, but also having in mind the need to retain the talent to lead and grow the Company's business through a "turnaround" restructuring, the Committee awarded incentive compensation to various executive officers and members of the Capital Markets Group in the total sum of approximately $2 million, of which Mr. Mulherin received $100,000. Mr. Mulherin was also awarded 5,000 shares of Company stock on account of his performance in leading restructuring efforts at the Company in 2000. The total incentive compensation award to the Capital Markets Group (approximately $700,000 of the total $2 million incentive award described earlier in this paragraph) was in addition to the Capital Markets' aggregate commission pool for 2000 of approximately $1.8 million.

The Committee considered overall compensation policies of the Company, and has directed management to implement compensation policies for key employees which are more closely related to the bottom-line profitability of their respective business units and the Company as a whole. Management, under the direction of the Company's President and CEO and with the assistance of a compensation practices consultant, is in the process of completing the implementation of these policies.

Based on management's recommendation, no amounts were contributed as a year-end profit sharing contribution to the Company's 401(k) retirement plan. With certain exceptions related to adjusting individual salaries to achieve the minimum ranges of compensation levels in the industry, salaried employees as well as hourly employees received no increase in base compensation for 2001, except to share in the discretion of their business line managers in merit salary increases amounting to a total of 3% of payroll.

                                   Organization and Compensation Committee

                                   John R. Green, Chairman
                                   Peter R. Kellogg
                                   Frederick J. Wenzel

EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL ARRANGEMENTS

Certain of the Company's stock option, stock award, and performance stock award plans contain provisions that would be triggered by a change of control of the Company. The form of option contract utilized for the grant of approximately 150,000 options in 2000 to substantially all full-time employees of the Company under the 1998 Stock Incentive Plan contains special provisions covering a merger, consolidation or reorganization of the Company with another corporation in which the Company is not the surviving corporation. In that circumstance, the Organization and Compensation Committee may, subject to the approval of the Board of Directors of the Company or the board of directors of any corporation assuming the obligations of the Company under the 1998 Plan, take action regarding each outstanding unexercised option to either (i) substitute on an equitable and economically equivalent basis an appropriate number of shares of the surviving corporation for the shares of Common Stock covered by the option, or (ii) cancel the option and provide for a payment to the optionee of an amount equal to the cash value of the option. In addition, the approximately 130,000 outstanding options granted to various executive officers in September 1998 under the 1998 Stock Incentive Plan contain provisions for immediate vesting of the options upon a change of control as defined in the option agreements.

In August and October 2000, the Company entered into three stock-oriented agreements with Mr. John J. Mulherin, the Company's current President and CEO, to evidence certain incentive arrangements related to his hiring. Under a Stock Award Agreement, Mr. Mulherin was awarded, without restriction, 15,000 shares of common stock of the Company pursuant to the 1998 Stock Incentive Plan. Under a Performance Stock Award Agreement, Mr. Mulherin became eligible to be granted up to an additional 15,000 shares of common stock of the Company subject to his continued employment with the Company and the achievement of certain performance conditions to be determined by the Organization and Compensation Committee of the Board of Directors, in each of years 2000, 2001 and 2002. Should Mr. Mulherin's employment with the Company terminate by reason of his disability, death, or a "change of control" (as defined below) which occurs while he is employed by the Company, any stock awards for a calendar year that Mr. Mulherin has not yet had the opportunity to earn will be issued to him within 30 days of the occurrence of such event. Finally, under a Performance Vesting Incentive Stock Option Agreement, the Company granted to Mr. Mulherin the right to purchase, on the terms of the agreement and subject to the 1998 Stock Incentive Plan, 23,500 shares of common stock of the Company at the purchase price of $15.50 per share. Subject to Mr. Mulherin's continued employment with the Company, the options vest and become fully exercisable either (i) in one-third portions according to the achievement of stock value-based goals (as described in Note 2 to the table for Option/SAR Grants in Last Fiscal Year in this Proxy Statement), (ii) upon the expiration of Mr. Mulherin completing seven years of continuous employment with the Company following the date of grant of the options, or (iii) if a "change of control" (as defined below) occurs while Mr. Mulherin is employed with the Company.

In October 2000, the Company also entered into an employment agreement with Mr. Mulherin. The term of the employment agreement is three years, during which time Mr. Mulherin will be paid an annual base salary of $300,000, with possible annual adjustments and a discretionary bonus. Although Mr. Mulherin's employment by the Company is "at will," if the Company terminates Mr. Mulherin's employment without cause before the third anniversary of his date of hire, Mr. Mulherin will be entitled to continued payment of his annual base salary for the remainder of his original three-year employment term.

If during the term of the employment agreement there is a "change of control" of the Company, as described below, then Mr. Mulherin will be employed for a three-year term beginning on the date of the change of control on terms at least as favorable as before the change of control event, including position, responsibility, office location, salary and bonus levels, incentive and retirement plans, expenses, office staff, and vacation. If, during the three-year term of employment following a change of control, the Company terminates Mr. Mulherin other than for cause or disability, or Mr. Mulherin terminates employment for good reason (as described in the employment agreement), the Company will, among other things, pay Mr. Mulherin his base salary and annual bonus to the date of separation, pay Mr. Mulherin a lump sum severance amount equal to the product of 2.5 multiplied by the sum of Mr. Mulherin's base salary plus highest annual bonus, and continue his benefits for the remainder of the employment term. This severance amount will be reduced on account of the amount of time Mr. Mulherin is employed by the Company or its successor following a change of control. The employment agreement also contains continuing obligations in the event Mr. Mulherin dies or becomes disabled. The Company has no continuing obligations to Mr. Mulherin if the Company terminates him for cause or if he terminates his employment for other than a good reason.

Under each of the above agreements with Mr. Mulherin, a "change of control" is defined to be any of the following (with certain limited exceptions):

   1) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (i) the then-outstanding shares of common stock of the Company or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors;

   2) individuals who, as of the date of execution of the particular agreement, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board of Directors, unless the change in Board membership is the result of the usual Board nomination process;

   3) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company; or

   4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Mr. Gary Engle also entered into a severance arrangement with the Company upon his employment on April 20, 1999. Under the terms of that arrangement, in the event there is a change in the majority of the Board of Directors of the Company or in the ownership of more than 50% of the common stock of the Company (a "change in control") and Mr. Engle's employment is terminated by the Company or a successor within two years of the date of the change in control, Mr. Engle is entitled to a severance payment equal to one year's salary at his then current rate. If Mr. Engle is terminated in the third or fourth year after a change in control, Mr. Engle is entitled to a severance payment equal to 50% of one year's salary at his then current rate. This severance arrangement terminates on April 20, 2006.

                               PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and an index compiled by the Company of publicly held regional brokerage firms. Kinnard Investments, Inc. appeared as a component of the industry specific index for years 1995 through 1999, but was omitted in 2000 because it was acquired by another entity. The firms contained within the index of publicly held regional brokerage firms are:

      Advest Group Inc.                  Legg Mason, Inc.
      Dain Rauscher Corporation          Morgan Keegan, Inc.
      First Albany Companies, Inc.       Raymond James Financial Corporation
      Jefferies Group, Inc.              Stifel Financial Corporation

                       FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF A $100 INVESTMENT MADE ON 12/31/95

             DATE            ZIEGLER         S&P 500        REGIONALS
             ----            -------         -------        ---------
           12/31/95           $100            $100             $100
           12/31/96           $108            $122             $144
           12/31/97           $134            $163             $292
           12/31/98           $125            $210             $256
           12/31/99           $101            $254             $280
           12/31/00           $115            $231             $454

                           COMPENSATION OF DIRECTORS

Directors not employed by the Company received the following compensation in 2000 for their services: (a) $11,000 annual retainer, all paid in shares of Common Stock of the Company; (b) $500 for each board meeting attended; and (c) $500 for each committee meeting attended. Directors may elect to defer all or part of compensation earned following the date of such election. Deferred amounts, plus dividends payable on Company stock, are paid in stock. Directors who are employed by the Company or any of its subsidiaries do not receive any fees or retainer related to their services as directors.

                       MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2000, the Board of Directors met five times. Each director attended all of the meetings of the Board, with the exception of Mr. Wenzel, who failed to attend one meeting. Each director attended all meetings of committees of the Board on which the director served.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors during the first half of 2000 was composed of John C. Frueh (Chairman), Gerald J. Gagner, Stephen A. Roell, and Bernard C. Ziegler III, none of whom is an officer or employee of the Company. Mr. Roell resigned his position on the Audit Committee on July 10, 2000, and his Committee seat remained vacant for the balance of the calendar year. The Audit Committee met three times in 2000. The Audit Committee meets with the independent auditors to review the plan for and results of the annual audit, to review the range of audit fees, and to discuss financial reporting policies and practices and the system of internal control. Non-audit services and fees are also reviewed. The Committee meets with the internal auditor to review its activities during the year and the planned activities for the ensuing year. The Audit Committee recommends the engagement of the independent auditors to the Board of Directors. For 2001, the Audit Committee members are John C. Frueh (Chairman), Bernard C. Ziegler III, and Peter R. Kellogg.

The Organization and Compensation Committee of the Board of Directors during 2000 was composed of John R. Green (Chairman), Peter R. Kellogg, and Frederick
J. Wenzel, Directors of the Company who are not officers or employees of the Company. During 2000, the Organization and Compensation Committee met four times, and twice in January 2001 to discuss matters related to operations in 2000. The Committee reviewed the overall compensation policies, approved the Company's annual compensation program, considered option grants, determined compensation for the chief executive officer of the Company, and acted as nominating committee for the Board of Directors. On account of the expiration of Mr. Wenzel's term as a Director, the Organization and Compensation Committee during 2001 will be composed of John R. Green (Chairman), Peter R. Kellogg, and Gerald J. Gagner.

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee consisted of four Directors, including Messrs. Frueh, Gagner, Roell and Bernard C. Ziegler III, following their appointment by the full Board of Directors in April 2000. Mr. Roell resigned his Directorship with the Company effective July 10, 2000, and the vacancy on the Audit Committee created by his resignation was not filled.

No member of the Audit Committee is employed by or has any other material relationship with the Company. The members are "independent" directors as defined in Section 121A of the listing standards for the American Stock Exchange.

The Audit Committee met three times in 2000. In the course of its meetings, the Committee drafted a Committee Charter and recommended its adoption by the Board of Directors. The Charter was adopted by the Board on July 18, 2000, and a copy is attached to this Proxy Statement as Exhibit A.
                                       ---------

In connection with its function to oversee and monitor the financial reporting process of the Company, the Committee has done the following during 2000 and the first quarter of 2001:

   (1) reviewed and discussed the audited financial statements of the Company for the fiscal years ended December 31, 1999 and 2000 with both the Company's auditors and management;

   (2) discussed with Arthur Andersen LLP, the Company's independent auditors, those matters relating to the quality of the Company's financial statements which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380); and

   (3) received the written disclosure and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Arthur Andersen LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that those audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000.

The Audit Committee also discussed with management, among other matters, the following: (i) the Company's net capital requirements, especially preparing for the variation in those requirements in the course of the Company's investment banking operations; (ii) the Company's risk management practices; (iii) the securities inventory levels of the Company; and (iv) the internal audit functions and the Company's systems of internal controls.

In addition, the Audit Committee also considered the fees paid to Arthur Andersen LLP for services during 2000. See "Auditors and Auditors' Fees" below. The Audit Committee believes that provision of other services is compatible with maintaining Arthur Andersen's independence.

                                          Audit Committee

                                          John C. Frueh (Chairman)
                                          Peter R. Kellogg
                                          Bernard C. Ziegler III

                          AUDITORS AND AUDITORS' FEES

The firm of Arthur Andersen LLP has audited the books and records of the Company for 2000; it has served as the independent auditors for the Company since it became a public company in 1971. Representatives of Arthur Andersen LLP will be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Fees (including reimbursement for out-of-pocket expenses) paid to Arthur Andersen LLP for services in fiscal 2000 were as follows:

AUDIT FEES

The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company's annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for the 2000 fiscal year are $141,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed by Arthur Andersen for professional services rendered for the design, implementation, operation or supervision of the financial information systems of the Company for the 2000 fiscal year are $0.

ALL OTHER FEES

The aggregate fees billed by Arthur Andersen for all services, other than for services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", including tax related services, for the 2000 fiscal year are $39,725.

                             SHAREHOLDERS PROPOSALS

Any shareholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the Annual Meeting of Shareholders to be held in 2002 must do so no later than November 23, 2001. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. Pursuant to Rule 14a-4, any Rule 14a-4 submissions will need to be submitted by February 6, 2002 and the Company may use its discretion in voting proxies with respect to the shareholder proposal not included in the Proxy Statement for the 2002 Annual Meeting unless the Company receives such notice prior to February 6, 2002.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of statements of beneficial ownership and of changes therein furnished to the Company during and with respect to the 2000 calendar year and written representations made to the Company, the management of the Company believes that during 2000 its executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock met Section 16(a) requirements on a timely basis; provided, however, that in October 2000 Mr. Gary P. Engle filed a Form 4 reporting on the grant of 5,000 recruitment-based stock options awarded under an April 20, 1999 stock option agreement, which grant was not reported in 1999 due to oversight.

                                 OTHER MATTERS

The matters referred to in the notice of meeting and in the Proxy Statement are, as far as the Board of Directors now knows, the only matters which will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors, unless authority to vote for the proposed slate of directors or any individual director has been withheld.

The Company's 2000 Annual Report, although not a part of this Proxy Statement, is enclosed. Copies of the Company's Form 10-K and other filings are available, without charge, from the Company. Please direct your requests to Mr. S. Charles O'Meara, Corporate Secretary, at our principal executive offices, 215 North Main Street, West Bend, Wisconsin 53095.

                                          By Order of the Board of Directors,

                                          /s/S. Charles O'Meara
                                          -------------------------------------
                                          S. Charles O'Meara
                                          Secretary

                                                                       EXHIBIT A

                          THE ZIEGLER COMPANIES, INC.
                        AMENDED AUDIT COMMITTEE CHARTER

The Board of Directors (Board) of the Company created the Audit Committee (Committee), and delegated certain oversight responsibilities to it. This Amended Audit Committee Charter is intended to comply with the new regulations, and to reflect the ongoing development of the Audit Committee's expanded role in the governance of the Company.

1.   Responsibilities.  The Committee is, first and foremost, the shareholders'
     ----------------
     representative in the oversight of financial reporting by the Company. The Committee relies, in part, on the involvement of the Company's independent accountants, who have ultimate accountability to the Committee, and in turn, to the Board. More specifically, the Committee has the responsibility of assisting the Board to oversee:

     (a)  The Company's financial reporting process;

     (b) Management's evaluation and proposed selection of independent accountants;

     (c)  The Company's system of internal controls;

     (d)  The internal audit function;

     (e) The adequacy of audit plans prepared by the Company's independent accountants and internal auditor;

     (f) The adequacy of information technology with reference to the financial management process;

     (g)  Monitoring the financial aspects of the business planning process;

     (h)  The adequacy and implementation of regulatory compliance procedures;

     (i) Management's development and implementation of ethical guidelines relating to the Company's business;

     (j)  The Company's risk management program;

     (k) The resolution of any significant disagreement between the management and the Company's independent accountants;

     (l) Compliance with rules and regulations of the SEC, and any exchange or marketplace on which the Company's shares are listed, governing the conduct of audit committees; and

     (m) Any other activities consistent with this Charter and the Company's organizational documents which the Board delegates or assigns to the Committee.

2.   Composition.  The Committee will consist of at least three persons
     -----------
     appointed by the Board, each of whom is a Board member, and is independent as that term is defined from time-to-time by applicable regulation, and the rules of any exchange or marketplace on which the Company's shares are listed. The Board will provide that all persons selected for Committee membership are financially literate, that is, able to read and understand financial statements with reasonable competence. In addition, at least one Committee member will possess financial expertise, that is, expertise and sophistication in financial reporting matters as evidenced by past experience in a senior management position with financial oversight responsibility, or professional certification in accounting.

3.   Term.  The Board will appoint the Committee for an annual term, and will
     ----
     designate its Chairperson, at the Board meeting next following the Company's Annual Meeting of Shareholders. Any vacancy on the Committee will be promptly filled by the Board.

4.   Meetings; Notice of Meetings.  The Committee will meet at least three times
     ----------------------------
     annually. Meetings may be in person or by telecommunication, and will be preceded by reasonable notice as determined by the Committee's Chairperson. The Chairperson will endeavor to distribute materials sufficiently in advance of meetings to permit Committee members adequate time for review and preparation. The Committee will maintain minutes of its meetings. The Committee may, in its discretion, meet in separate executive sessions with independent auditors, members of Company management, members of the Company's internal audit staff, or such persons as the Committee determines is appropriate.

5.   Designation of Duties.  The Committee will review or perform, at least
     ---------------------
     annually, the following:

     (a) Discuss with the independent accountants the acceptability and quality of the Company's financial reports and accounting principles, having in mind such factors as the relevance, reliability, comparability and clarity of the financial reports.

     (b) Reassess the adequacy of this Charter, and if required by applicable rule, certify to the exchange or marketplace on which the Company's stock is listed that the Charter is in effect, that it has been re-reassessed on an annual basis, and that the composition of the Committee complies with applicable regulations and the rules of the exchange or marketplace on which the Company's stock is listed.

     (c) Require the Company's independent auditors to disclose to the Committee in writing all relationships between such firm and the Company, and to review the effect of any such relationships on the independence of auditing firm.

     (d) Prepare and cause to be included in the Company's proxy statement for its annual meeting of shareholders a report in such form and covering such matters as required by the SEC, or applicable exchange or marketplace rule.

6.   Quarterly Review.  The Committee will cause the Company's independent
     ----------------
     accountants to review quarterly interim financial statements of the Company before filing with the SEC, and will provide the independent accountants with appropriate means to communicate and discuss with the Committee the quality of the interim quarterly financial statements.

7.   Meeting with the Board.  The Committee will report to the full Board, as
     ----------------------
     the Committee deems appropriate, regarding its proceedings, findings and recommendations.

This Charter was adopted on July 18, 2000 by the Board of Directors of the Company.

                                          /s/S. Charles O'Meara
                                          -------------------------------------
                                          S. Charles O'Meara
                                          Secretary

                       (THE ZIEGLER COMPANIES, INC. LOGO)
                          THE ZIEGLER COMPANIES, INC.

                             215 North Main Street
                            West Bend, WI 53095-3348